EXHIBIT 2

            DIRECTORS AND EXECUTIVE OFFICERS
                           OF
               AGC LIFE INSURANCE COMPANY

  The following information is provided with regard to the directors and executive officers of AGC Life Insurance Company ("AGC Life"), a life insurance company. The business address for each of the directors and executive officers of AGC Life is American General Center, Nashville, Tennessee 37250, unless otherwise indicated.

                                      Present Principal
   Name and Business Address
Occupation or Employment

                        DIRECTORS

Kent E. Barrett                      Senior Vice
                                     President - Finance
                                     and Treasurer,
                           AGC Life

Michael J. Buckley                   Senior Vice President -
Marketing, AGC Life

James S. D'Agostino, Jr.             President, American
                                     General Corporation
American General Corporation
2929 Allen Parkway
Houston, Texas 77019

Robert M. Devlin                Chairman and Chief
Executive Officer,
American General Corporation              American General
Corporation
2929 Allen Parkway
Houston, Texas 77019

Marcus C. Gibbs                 Senior Vice President -
                                Management Information
                                Services, AGC Life

Joe Kelley                      President and Chief
Executive Officer, AGC Life

Leo Lebos, Jr.                       Senior Vice President
                                     and Chief Actuary, AGC
                                     Life

Bill B. Luther                       Vice Chairman, AGC Life

Elaine A. McReynolds                 Senior Vice President
- Insurance Services, AGC Life

Jon P. Newton                        Vice Chairman, American
                                     General Corporation
American General Corporation
2929 Allen Parkway
Houston, Texas 77019

                                     Present Principal
   Name and Business Address
Occupation or Employment

                  DIRECTORS (continued)

Donald J. Tasser                Senior Vice President
                                and Chief Marketing
                                Officer,
                           AGC Life

Peter V. Tuters                      Senior Vice President
and Chief Investment
American General Corporation              Officer, American
General Corporation
2929 Allen Parkway
Houston, Texas 77019


                   EXECUTIVE OFFICERS
  (In addition to those Executive Officers who are also
                       Directors)



Rex H. Roberts                       Associate General
                                     Counsel and Secretary,
                                     AGC Life